EXHIBIT 28.29


March 3, 1998



Ms. Julie C. Tyler, MAI
Director, Valuations
USF&G Realty Advisors, Inc.
6225 Smith Avenue
Baltimore, MD  21209-3653

Re:    Northeast Business Campus ("NEBC")
       Corporate Drive
       Columbus, Franklin County, Ohio

Ms. Tyler:

In accordance with the engagement letter dated November 12, 1997, I have appraised the Northeast Business Campus. The purpose of this appraisal is to estimate the leased fee interest in the subject. The "as-is" market value estimate also reflects the market value of the property at stabilized occupancy. This report is to be used in conjunction with your internal decision-making process in regard to the Right of Presentment for the "Fund". The date as of which the value estimate shall apply is December 1, 1997, which is also the date of my property inspection. The appraisal reflects market conditions as of the date of the property inspection.

The subject is located within the southeast quadrant of East Dublin-Granville Road (State Route 161) and Westerville Road (a.k.a. Columbus-Wooster Road or State Route 3) in Columbus, Franklin County, Ohio. The improvements consist of five office and office/warehouse buildings containing a total of 180,660 rentable square feet. The structures are situated on a total of 20.143 acres. A complete description of the property is stated in the accompanying sections of this report. Your attention is called to the Standard and Special Conditions and Certification.

Subject to all conditions and explanations contained herein and in the subsequent report, it is my opinion that the current market value of the leased fee interest in Buildings 1 through 5 of the Northeast Business Campus, expressed in financial terms equivalent to cash, as of December 1, 1997, is:

                    Ten Million Two Hundred Thousand Dollars
                                   $10,200,000

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The accompanying  prospective financial analysis is based on estimates and assumptions developed in connection with the appraisal. Some assumptions, however, may not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by the prospective financial analysis may vary from the estimates and the variations may be material. Further, the appraiser has not been engaged to evaluate the effectiveness of management, and is not responsible for future marketing efforts and other management actions upon which actual results will depend.

This report, the final estimates of value, and the prospective financial analysis are intended solely for your information and assistance for the function stated and should not be relied upon for any other purpose. Neither this report nor any of its contents nor any reference to the appraiser or Pinnacle Associates, Inc. may be included or quoted in any document, offering circular or registration statement, prospectus, sales brochure, other appraisal, or other agreement without Pinnacle Associates, Inc.'s prior written approval of the form and context in which it appears. Steven R. Reynolds, MAI has received general appraisal certification from the State of Ohio.

Respectfully submitted,

Pinnacle Associates, Inc.




Steven R. Reynolds, MAI
President


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PLEASE COMPLETE EACH LINE ITEM FOR EACH BUILDING IN THE SUBJECT PROPERTY, WHERE
APPROPRIATE. IF AN ITEM DOES NOT APPLY, INDICATE N/A. ADDITIONAL ITEMS/COMMENTS NOT INCLUDED IN THIS CHART MAY BE INDICATED BELOW IN "COMMENTS".

THIS FORM MUST APPEAR DIRECTLY AFTER THE  TABLE OF CONTENTS IN THE APPRAISAL
REPORT.
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                            APPRAISAL REPORT SUMMARY
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I.  GENERAL INFORMATION
    APPRAISER'S NAME:                          Steven R. Reynolds, MAI
    NAME OF THE APPRAISAL FIRM:                Pinnacle Associates, Inc.
    DATE OF THE APPRAISAL REPORT:              ISSUED March 3, 1998
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

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PROJECT NAME:          Northeast Business Campus - Columbus, Ohio
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                                          Building 1     Building 2     Building 3     Building 4      Building 5       Total
                                          3592 Corporate 3660 Corporate 3681 Corporate 3711 Corporater 3700 Corporate
                                          Drive          Drive          Drive          Drive           Drive
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         TYPE OF PROPERTY:                Office         Office         Office/Warehs  Office/Warehs   Office
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         BUILDINGS SIZE                   31,561         32,812         24,138         23,991          71,000           183,502
         GROSS BUILDING AREA:         ---------------------------------------------------------------------------------------------
         RENTABLE BUILDING AREA:          31,105         31,105         23,545         23,717          71,000           180,472
         --------------------------------------------------------------------------------------------------------------------------
         ACTUAL AGE OF IMPROVEMENTS:      16 years       16 years       16 years       16 years        14 years
         --------------------------------------------------------------------------------------------------------------------------
         EFFECTIVE AGE OF IMPROVEMENTS:   16 years       16 years       16 years       16 years        16 years
         --------------------------------------------------------------------------------------------------------------------------
         REMAINING ECONOMIC LIFE:         34 years       34 years       34 years       34 years        34 years
         --------------------------------------------------------------------------------------------------------------------------
         EFFECTIVE VALUATION DATE:        Dec 1, 1997    Dec 1, 1997    Dec 1, 1997    Dec 1, 1997     Dec 1, 1997
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         II.  SUMMARY OF FINAL VALUES
         Note:  If there are several buildings, the indicated
         value, or contribution of each building to the total
         value must be shown, as well as the total value by each
         approach.
         --------------------------------------------------------------------------------------------------------------------------
         INDICATED VALUE BY THE COST      $1,540,000     $1,550,000     $940,000       $960,000        $5,250,000       $10,250,000
         APPROACH:
         --------------------------------------------------------------------------------------------------------------------------
            * LAND VALUE                  $320,000       $300,000       $150,000       $160,000        $840,000         $1,800,000
            * REPLACEMENT COST BEFORE     $1,621,578     $1,658,047     $1,053,869     $1,058,827      $5,857,950       $11,250,272
                ACCRUED DEPRECIATION
            * RATIO OF LAND VALUE TO      17.8%          15.8%          13.0%          13.3%           20.2%            18.2%
              FINAL MARKET VALUE "AS IS"
         --------------------------------------------------------------------------------------------------------------------------
         INDICATED VALUE BY THE DIRECT
            SALES                         $1,800,000     $1,800,000     $1,180,000     $1,190,000      $4,250,000       $10,200,000
         COMPARISON APPROACH:             to             to             to             to              to               to
                                          $1,930,000     $1,930,000     $1,270,000     $1,280,000      $4,550,000       $10,950,000
         --------------------------------------------------------------------------------------------------------------------------
         INDICATED VALUE BY THE INCOME    $1,780,000     $1,930,000     $1,150,000     $1,250,000      $4,000,000       $10,100,000
         APPROACH: (rounded)
         --------------------------------------------------------------------------------------------------------------------------
         FINAL MARKET VALUE:              $1,800,000     $1,900,000     $1,150,000     $1,200,000      $4,150,000       $10,200,000
         --------------------------------------------------------------------------------------------------------------------------
         DATE OF MARKET VALUE "AS IS"     Dec 1, 1997    Dec 1, 1997    Dec 1, 1997    Dec 1, 1997     Dec 1, 1997      Dec 1, 1997
         --------------------------------------------------------------------------------------------------------------------------
         DATE OF FUTURE VALUE UPON        N/A            N/A            N/A            N/A             N/A               N/A
         STABILIZED OCCUPANCY
         --------------------------------------------------------------------------------------------------------------------------
                                                                                       PAGE ONE

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         III.  ASSUMPTIONS                100.0%         100.0%         100.0%         100.0%          94.2%              97.7%
         Current Occupancy Rate (%)
          of the Subject
         Property As of the Effective
          Valuation Date
         Current Market Occupancy
          Rate (%)                        90%-95%        90%-95%        90%-95%        90%-95%         90%-95%          90%-95%
         Est. Stabilized Occupancy
          Rate (%) of the Sub.            94.1%          92.3%          94.1%          94.1%           94.1%
          Property
         Absorption Rate (month/year
          in sf)                          N/A            N/A            N/A            N/A             6 months
         Holding Period in DCF Model      10 years       10 years       10 years       10 years        10 years
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         RENTS
         Average Contract Rent (1996)     $8.25          $11.75         $8.05          $9.75           $10.37
         Average Contract Rent
          (YTD 10/97)                     $6.80          $9.79          $7.16          $7.15           $9.80
         Average Contract Rent
          (Ann'l. 1997)                   $8.16          $11.75         $8.59          $8.58           $11.75
         -------------------------------------------------------------------------------------------------------------------------
         Current Market Rent Estimate     $7.75 net      $7.75 net      $6.75 net      $6.75 net       $7.75 net
         --------------------------------------------------------------------------------------------------------------------------
         Total Gross Rent - Year One      $12.55         $11.83         $8.78          $9.75           $12.37
         --------------------------------------------------------------------------------------------------------------------------
         Rental Concessions               N/A            N/A            N/A            N/A             N/A
         --------------------------------------------------------------------------------------------------------------------------
         Effective Market rent            $7.75 net      $7.75 net      $6.75 net      $6.75 net       $7.75 net
         --------------------------------------------------------------------------------------------------------------------------
         Other Income                     0              0              0              0               0
         --------------------------------------------------------------------------------------------------------------------------
         Market Rent Growth Rate          3.5%           3.5%           3.5%           3.5%            3.5%
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         VACANCY
         Vacancy Rate (%) over holding
          period:                         5.2%           6.7%           5.9%           5.2%                5.3%
         -------------------------------------------------------------------------------------------------------------------------
         Credit/Collection Loss Rate      2%             2%             2%             2%                  2%
          over holding period:
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         EXPENSES
         Total Last Year Expenses
          (1996):                         $ 4.71         $4.03          $1.91          $1.90           $5.07
         Total Current Year Expenses
          (anl. 97):                      $6.26          $4.14          $2.60          $2.61           $5.20

         Total Expenses in Year 1         $5.71          $4.21          $2.74          $2.76           $6.10
          Projection:
         Current Expense Stop             N/A            N/A            N/A            N/A             N/A
         Current Expense Stop
          Projection                      N/A            N/A            N/A            N/A             N/A
         Expense Growth Rate over
          period                          4.0%           4.0%           4.0%           4.0%            4.0%
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         NET OPERATING INCOME
         Current Actual NOI (ann'l.97)    $1.96          $7.75          $6.03          $6.02           $6.60
         Year One Projection              $6.84          $7.62          $6.04          $6.99           $6.27
         Stabilized NOI                   N/A            N/A            N/A            N/A             N/A
         --------------------------------------------------------------------------------------------------------------------------
                                                                                       PAGE TWO
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         OTHER ASSUMPTIONS-RENEWAL
         PROBABILITY, TENANT FINISH,
         LEASING COMMISSIONS
         Renewal Rate Probability         60%            50%            60%            60%             60%
         Specific Vacancy/Downtime
          Between Leases                  3 months       4 months       3 months       3 months        3 months
         Rental Concessions               N/A            N/A            N/A            N/A             N/A
         Tenant Improvement (TI) Cost
            Shell Space ($/sf)            $8.32          $9.36          $6.24          $6.24           $8.32
            Retrofit-Renewals ($/sf)      $3.12          $3.12          $2.08          $2.08           $3.12
            Rollovers ($/sf)              $8.32          $9.36          $6.24          $6.24           $8.32
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         FINANCIAL RATES (DERIVED FROM
         MARKET)
         Terminal Capitalization Rate
          Range                           8.5% to 13.0%  8.5% to 13.0%  8.5% to 13.0%  8.5% to 13.0%   8.5% to 13.0%
         Terminal Capitalization          10.5%          10.5%          10.5%          10.5%           10.5%
          Rate Selected
         Sales Cost Percentage            3.0%           3.0%           3.0%           3.0%            3.0%
         Discount Rate Range              10.0% to 16.0% 10.0% to 16.0% 10.0% to 16.0% 10.0% to 16.0%  10.0% to 16.0%
         Discount Rate Selected           13.0%          12.5%          13.0%          13.0%           12.5%
         Overall Cap. Rate Range          7.1% to 13.9%   7.1% to 13.9% 7.1% to 13.9%  7.1% to 13.9%   7.1% to 13.9%
         Overall Cap. Rate (Implied)      12.0%          12.3%          12.4%          13.3%           11.1%            11.9%
         EGIM Range                       4.03 to 6.71   4.03 to 6.71   4.03 to 6.71   4.03 to 6.71    4.03 to 6.71     4.03 to 6.71
         EGIM Selected                    5.0            5.0            5.0            5.0             5.0              5.0
--------------------------------------------------------------------------------=--------------------------------------------------

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Briefly Summarize the Overall Economic Climate of the Subject's MSA/Market Area
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The Columbus metro area has seen steady growth in population, a trend that is projected to continue.  All of these factors and the solid economic outlook for Columbus bode well for the prospects of continued long-term economic growth.
Accordingly, the office sector should benefit from this growth as the region continues to recover from the national recession.
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Other Comments:
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The subject is located near the suburb of Westerville in northeast Columbus, Franklin County, Ohio.  The site has frontage along
State Route 161, although access is not direct; consequently, vehicular ingress/egress can be difficult.
Westerville is considered to be a desirable, but not a stellar, location.  The Westerville office submarket is experiencing healthy occupancy and minimal amounts of build-to-suit and speculative construction.  Other suburban markets, such as Dublin and
Worthington, are considered to be more desirable office environments.  Northeast Business Campus' location is negatively impacted by other improvements in its immediate neighborhood.  The neighborhood also has limited ancillary amenities such as restaurants, hotels, and quality shopping.

The subject's improvements are very competitive with the rent comparables in terms of quality, age, tenant finish, and overall appeal; however, the subject must often rely primarily upon price to attract tenants.  This appears to have been the case with
 CIGNA, the subject's largest tenant, who was looking for a low-cost alternative to their previous (extravagant and costly)
location.  The image of the park might be enhanced by increasing permanent signage along Corporate Drive and State Route 161.

Three of the subject's buildings - NEBC 1, NEBC 2, and NEBC 5 - are 100% office. the remaining two buildings are office/warehouse buildings with a relatively higher percentage of office finish.  Given that the office/warehouse buildings are in an office park environment, they are able to attract office tenants who need limited warehouse space and who desire a non-industrial atmosphere.
The subject is considered to more closely resemble a suburban office property, as opposed to an office/warehouse property.  The subject's office/warehouse properties tend to be positively impacted by their proximity to the subject's office properties.
Conversely, the subject's office properties appear to be impacted in a slightly negative manner by their proximity to the subject's office/warehouse properties.

The Cost Approach suggests a degree of external obsolescence affecting the subject, especially in the case of NEBC 5.  A point also might be made that NEBC 5 contains excess - albeit unusable - land.  These factors were not specifically quantified; however, they are incorporated in my final value conclusion.
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